Exhibit 99.1
CONSENT OF TECHNOMIC, INC.

May 14, 2012

Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203

Ladies and Gentlemen:

We hereby consent to the use of our name, Technomic, Inc., and to the references to the “2012 Technomic Top 500 Chain Restaurant Report” for the year ended 2011 in (i) an Offering Memorandum in connection with the offering and issuance of Senior Secured Notes (the "Notes") of Carrols Restaurant Group, Inc. (the “Company”) and in all subsequent amendments, (ii) a Registration Statement on Form S-4 ("Form S-4") and in all subsequent amendments and supplements to the Form S-4 and in any related prospectus and any related registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's exchange offer of the Notes and (iii) any filing by the Company or any of its subsidiaries or affiliated entities under the Securities Act and the Securities Exchange Act of 1934, as amended. We further consent to the filing of this Consent as an exhibit to the Form S-4.

Technomic, Inc.

By: /s/ Chris Urban
Name: Chris Urban
Title: Director